Exhibit 10.26

NEW FOCUS, INC.

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

This Amended and Restated Stock Option Agreement (this “Option Agreement”) is made as of March 7, 2002 by and between New Focus, Inc., a Delaware corporation (the “Company”) and                 (“Optionee”).

WHEREAS, the Company has granted Optionee an option (the “Option”) to purchase shares of common stock of the Company under the Company’s                 Stock Plan (the “Plan”) represented by a stock option agreement dated                 (the “Prior Option Agreement”); and

WHEREAS, the Company and the Optionee desire to amend and restate the Prior Option Agreement in its entirety, which shall have no effect on the number of shares subject to the Option, the Exercise Price, the Date of Grant or the Vesting Commencement Date.

NOW, THEREFORE, the parties hereto agree that the Prior Option Agreement, but not the Exhibits thereto, is hereby amended and restated as follows:

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.    NOTICE OF STOCK OPTION GRANT

[Name]

[Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	____ Incentive Stock Option

__Nonstatutory Stock Option
Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or part, according to the following vesting schedule:

[VESTING SCHEDULE]

Termination Period:

This Option may be exercised for a period of                  after Optionee ceases to be a Service Provider; provided, however, that (i) in the event of a Good Reason Event (as defined in Section 7 below) or Optionee’s termination without Cause (as defined in Section 7 below) at any time within the 3-month period prior to or the 18-month period following a Change of Control (as defined in Section 7 below), (ii) in the event of a Good Reason Event or Optionee’s termination without Cause at any time within the 12-month period following a Buy-Side Event (as defined in Section 7 below), or (iii) upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.    AGREEMENT

1.    Grant of Option.    The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.    Exercise of Option.    This Option shall be exercisable during its term in accordance with the provisions of Section 10 of the Plan as follows:

(a)  Right to Exercise.

(i)  Subject to Subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable cumulatively according to the following vesting schedule set forth in the Notice of Grant. Alternatively, at the election of the Optionee, this Option may be exercised in whole or in part at any time as to any Shares (vested or unvested). Vested Shares shall not be subject to the Company’s Repurchase Option (the “Repurchase Option”) as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit C-1 (the “Restricted Stock Purchase Agreement”).

(ii)  As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement. Unvested Shares shall be subject to the Company’s Repurchase Option, which shall lapse at the same rate as the vesting schedule set forth in the Notice of Grant, subject to accelerated vesting in certain circumstances, as set forth in Section 6 hereof.

(iii)  This Option may not be exercised for a fraction of a Share.

(b)    Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.    Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)  cash; or

(b)  check; or

(c)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d)  surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(e)  delivery of Optionee’s promissory note (the “Note”) in the form attached hereto as Exhibit B-1, in the amount of the purchase price plus any applicable federal, state, or local income taxes payable on account of the exercise of the Option, together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B-2. The note shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

4.    Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.    Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.    Acceleration of Vesting.

(a)    Acceleration Following a Change of Control.    Notwithstanding any vesting provisions to the contrary, upon a Good Reason Event or Optionee’s termination without Cause at any time within the 18-month period following, or at any time within the 3-month prior to, the effective date of a Change of Control, Optionee shall fully vest in and have the right to exercise this Option as to one hundred percent (100%) of the then unvested shares subject to the Option as of the date of such termination without Cause or Good Reason Event.

(b)    Acceleration Following a Buy-Side Event.    Notwithstanding any vesting provisions to the contrary, upon a Good Reason Event or in the event of Optionee’s termination without Cause at any time within the 12-month period following a Buy-Side Event, Optionee shall fully vest in and have the right to exercise this Option as to one hundred percent (100%) of the then unvested shares subject to the Option as of the date of such termination without Cause or Good Reason Event.

7.    Definitions.    For purposes of this Option Agreement, the following terms shall have the meanings set forth below:

(a)    Buy-Side Event.    “Buy-Side Event” shall mean the (i) Company’s acquisition, directly or indirectly, of securities of another corporation or entity representing more than fifty percent (50%) of the total voting power represented by such corporation or entity’s then outstanding voting securities or (ii) a merger or consolidation of another corporation or entity with the Company, or the Company’s purchase of all or substantially all the assets of another corporation or entity, a result of which merger, consolidation or purchase, the voting securities of such corporation or entity outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the Company) more than fifty percent (50%) of the total voting power represented by the voting securities of such corporation or entity or surviving entity outstanding immediately after such merger, consolidation or sale.

(b)    Cause.    “Cause” shall mean an Optionee’s (i) willful act of personal dishonesty, gross misconduct, fraud or misrepresentation, taken by the Optionee in connection with his/her responsibilities as an employee, that is seriously injurious to the Company; (ii) conviction of or entry of a plea of guilty or nolo contendere to a felony; or (iii) willful and continued failure to substantially perform his/her principal duties and/or obligations of employment (other than any such failure resulting from incapacity due to bonafide physical or mental illness), which failure is not remedied within a period of forty-five (45) days after receipt of written notice from the Company, specifically identifying the manner in which the Company believes that Optionee has not substantially performed his/her duties and/or obligations. For the purposes of this Section, no act or failure to act shall be considered “willful” unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company.

(c)    Change of Control.    “Change of Control” shall mean the occurrence of any of the following events:

(i)  the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

(ii)  a merger or consolidation of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, a result of which merger, consolidation or sale, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or sale;

(iii)  the approval of a plan of complete liquidation or dissolution of the Company; or

(iv)  a change in the composition of the Board occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are members of the Board as of the date of this Amendment, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of directors whose election was neither in connection with any transactions described in subsections (i) or (ii), nor in connection with an actual or threatened proxy contest relating to the election of directors to the Board.

(d)    Good Reason Event.    “Good Reason Event” shall mean that without Optionee’s written consent and without Cause, any of the following events occur:

(i)  a reduction of five percent (5%) or more of Optionee’s compensation (including base salary and any non-discretionary and objective standard incentive payments or bonus awards, but excluding facilities, fringe benefits and prerequisites included in subsection (iii) below);

(ii)  a reduction of the scope or nature of Optionee’s duties and/or responsibilities, it being understood that the fact alone that Optionee’s duties and/or responsibilities are conducted at the Company level following a Change of Control, rather than at the combined entity level, shall constitute a “Good Reason Event;”

(iii)  a substantial reduction, without good business reasons, of the facilities, fringe benefits or perquisites available to Optionee immediately prior to such reduction (good business reasons include reductions to make such facilities, fringe benefits or perquisites consistent with the practice of the acquiring company);

(iv)  the relocation of Optionee’s primary workplace to a location more than fifty (50) miles away from his/her workplace in effect immediately prior to such relocation; or

(v)  the failure of the Company to obtain the express assumption of this Option Agreement, including the terms of Section 6 and this Section 7, by an acquiring corporation.

8.    Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)  Exercise of Option. Upon the exercise of an NSO, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the exercised Shares on the date of exercise over the purchase price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)  Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. Different rules may apply if the Shares are subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) at the time of purchase.

(c)  Section 83(b) Election for Unvested Shares Purchased Pursuant to Options. With respect to the exercise of an Option for unvested Shares, an election (the “Election”) may be filed by the Optionee with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase. This will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an election, taxable income will be measured and recognized by Optionee at the time or times on which the Company’s Repurchase Option lapses. Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-5 for reference.

OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE’S BEHALF.

9.    Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement, including the exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, including the Prior Option Agreement, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

10.    NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NEW FOCUS, INC.

Signature	By: R. Clark Harris, President and Chief Executive Officer

Print Name

Residence Address